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                                                               Exhibit 23.6



                        CONSENT OF ALLEN C. EWING & CO.



Republic Bancshares, Inc.
St. Petersburg, Florida



We hereby consent to the inclusion as Appendix C to the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Republic Bancshares, Inc. of our letter to the Board of Directors of F.F.O. Financial Group, Inc. and to the references made to such letter and to the firm in the Joint Proxy Statement/Prospectus.




ALLEN C. EWING & CO.




By:  /s/  Charles E. Harris
    --------------------------------
    Charles E. Harris
    President and Chief Executive Officer



Orlando, Florida
June 30, 1997